                                                                    EXHIBIT 99-1



                   TEXT OF PRESS RELEASE ISSUED AUGUST 2, 2004

                          [THE BANC CORPORATION LOGO]


             THE BANC CORPORATION ANNOUNCES SECOND QUARTER EARNINGS;
                      NET INTEREST INCOME INCREASES OVER 6%

         BIRMINGHAM, ALABAMA, AUGUST 2, 2004: The Banc Corporation (NASDAQ-NMS:
TBNC) today announced earnings for the second quarter of 2004 of $1.06 million, or $.05 per share on both a basic and diluted basis after the effect of a $217,000 preferred stock dividend. The Banc Corporation earned $2.5 million, or $.14 per share on both a basic and diluted basis during the second quarter of 2003. Net income in the first six months of 2004 was $2.29 million, or $.12 on a basic per share basis and $.11 on a diluted basis on $2.07 million of net income after the effect of a $217,000 preferred stock dividend. Net income for the first six months of 2003 was $5.5 million, or $.32 per share, $.31 per share on a diluted basis. The decrease from the second quarter and the first six months of 2003 was primarily due to the $2.2 million gain on the sale of the Roanoke branch in the first quarter of 2003 and the relative reduced net interest income and noninterest income resulting from the sale of the seven Emerald Coast branches in the third quarter of 2003.

         At June 30, 2004, The Banc Corporation had total assets of $1.29 billion compared to $1.17 billion at December 31, 2003, an increase of 9.94%. The primary reason for the increase in total assets is due to increased growth in loans and investment securities which was primarily funded through increased deposit gathering throughout The Bank. Loans, net of unearned income, increased $44 million, or 5.28% to $889 million at June 30, 2004 from $845 million at March 31, 2004. Loan growth is expected to continue in the second half of 2004. Additionally, net interest income increased 6.57% to $9.5 million for the second quarter ended June 30, 2004 as compared to $8.9 million for the first quarter ended March 31, 2004. This increase in net interest income resulted primarily from increased loan volume and a slight decrease in our cost of funds. Deposits increased $74 million, or 8.31% in the first six months of 2004 to $964 million at June 30, 2004 from $890 million at December 31, 2003 and increased $33 million or 3.58% in the second quarter of 2004 from $931 million at March 31, 2004.

         "The Banc Corporation has moved forward during the first six months of 2004 and we are confident that the second half of the year will be even more successful as will 2005," said James A. Taylor, Chairman and Chief Executive Officer of The Banc Corporation. "The strategic focus we continue to have on managing our balance sheet and strengthening our lending support areas is making a difference on a daily basis. Past due loans for The Bank, net of non-accruals, improved to 0.84% at June 30, 2004, down from 1.52% at March 31, 2004. Exclusive of the loans in the special assets portfolio, loans past due greater than 30 days, net of non-accruals, were 0.75%. Our focus for the second half of 2004 will continue to be on high quality loan growth, risk management and net income growth. Loan growth in our Birmingham, Huntsville and Gulf and Franklin County, Florida markets alone was $57.9 million, or 13.05% for the first half of the year. We continue to demand excellence from our management team and all of our Bankers and remain confident that we have the right people and infrastructure in place to support strong strategic growth and to make our company an even stronger force in the marketplace."

         Credit quality continued to improve as non-performing loans declined to $23.4 million, or 2.63% of total loans as of June 30, 2004 compared to $32.0 million, or 3.74% of total loans as of December 31, 2003. Mr. Taylor added, "Our Special Assets Department has continued their diligent efforts in addressing our non-performing loans and for the first six months of 2004, we have realized recoveries in excess of $2.0 million. This is more than double what we recovered in all of 2003. We are confident that we have identified our issues and we either already have, or are in the process of addressing them. At the same time, our Bankers are continuing to do an excellent job of attracting high quality customers allowing us to grow our loan portfolio in a prudent manner while maintaining our loan yields. Our net interest margin for the second quarter of 2004 improved to 3.42% from 3.35% in the first quarter of 2004. We are also pleased that we have maintained our asset sensitive balance sheet position that has already further enhanced our net interest income and should serve us well in the anticipated future rate environment."

         David Carter, Executive Vice President and Chief Financial Officer of The Banc Corporation and President and Chief Executive Officer of The Bank described the outlook for the remainder of 2004 as positive for The Banc Corporation and The Bank. "We have continued to move forward but there is more we can do. We have done a good job of increasing our sales efforts in our offices. We recently introduced The Bank Free Checking account and it has been a tremendous success. We are opening record levels of accounts surpassing our third quarter 2003 levels which included nine additional branches and our Bankers are cross-selling debit cards to over 93% of our new accounts. We have analyzed our waived fee percentage and have reduced it by one half. All of these efforts will help to improve our efficiency ratio and offset the reduced fee income from our mortgage operation. Furthermore, our FDIC insured premiums decreased over $300,000 per quarter effective July 1. We are also excited about the increased interest that potential customers and job applicants have recently shown in The Bank. We are already seeing the effects of the recently announced mergers in our markets, and these mergers have already presented us with significant opportunities to attract additional high quality customers and personnel."

         The Banc Corporation is a $1.29 billion community bank holding company headquartered in Birmingham, Alabama. The principal subsidiary of The Banc Corporation is The Bank, a southeastern community bank. The Bank has a total of twenty-six branches, with nineteen locations throughout the state of Alabama and seven locations along Florida's eastern panhandle.

         Statements in this document that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as "forward looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. The Banc Corporation cautions that such "forward looking statements," wherever they occur in this document or in other statements attributable to The Banc Corporation are necessarily estimates reflecting the judgment of The Banc Corporation's senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the "forward looking statements." Such "forward looking statements" should, therefore, be considered in light of various important factors set forth from time to time in The Banc Corporation's reports and registration statements filed with the SEC. While it is impossible to list all such factors that could affect the accuracy of such "forward looking statements," some of those factors include general economic conditions, especially in the Southeast; the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes in the competitive environment in the markets served by The Banc Corporation; and changes in the loan portfolio and the deposit base of The Banc Corporation.

         The Banc Corporation disclaims any intent or obligation to update "forward looking statements."

         More information on The Banc Corporation and its subsidiaries may be obtained over the Internet, http://www.thebankmybank.com or by calling 1-877-326-BANK (2265).

FOR MORE INFORMATION CONTACT:

Company Contact: Tom Jung, Sr. Vice President & Director of Marketing and Investor Relations, Tel. # (205) 327-3547

                              THE BANC CORPORATION
                       SUMMARY CONSOLIDATED FINANCIAL DATA
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                      As of
                                                  ------------------------------------------
                                                            June 30,
                                                  ---------------------------   December 31,
                                                       2004          2003           2003
                                                  ---------------------------   ------------
SELECTED STATEMENT OF FINANCIAL CONDITION DATA:
Total assets                                      $  1,288,036   $  1,441,101   $  1,171,626
Loans, net of unearned income                          889,371      1,104,855        856,941
Allowance for loan losses                               20,180         22,555         25,174
Investment securities                                  200,357         93,619        141,601
Deposits                                               963,878      1,135,142        889,935
Advances from FHLB and other borrowed funds            171,245        174,733        131,919
Long-term debt                                           1,820          2,030          1,925
Subordinated debentures                                 31,959         31,959         31,959
Stockholders' Equity                                   100,134         88,360        100,122


                                                            As of and for              As of and for               As
                                                           the Three-Months            the Six-Months          of and for
                                                            Ended June 30,             Ended June 30,        the Year Ended
                                                      ------------------------   -------------------------    December 31,
                                                          2004         2003          2004          2003           2003
                                                      ------------------------    ------------------------   --------------
SELECTED STATEMENT OF INCOME DATA:
Interest income                                       $   16,098    $   20,853    $   31,592    $   41,806    $   76,213
Interest expense                                           6,587         9,004        13,156        18,580        33,487
                                                      ----------    ----------    ----------    ----------    ----------
     Net interest income                                   9,511        11,849        18,436        23,226        42,726
Provision for loan losses                                   --             725          --           1,925        20,975
Noninterest income                                         2,799         4,761         5,828         8,159        14,592
Gain on sale of branches                                    --            --             739         2,246        48,264
Prepayment penalty - FHLB advance                           --            --            --            --           2,532
Noninterest expense                                       11,167        12,441        22,313        23,871        55,398
                                                      ----------    ----------    ----------    ----------    ----------
    Income  before income taxes                            1,143         3,444         2,690         7,835        26,677
Income tax expense                                            79           940           398         2,317         9,178
                                                      ----------    ----------    ----------    ----------    ----------
    Net income                                        $    1,064    $    2,504    $    2,292    $    5,518    $   17,499
                                                      ==========    ==========    ==========    ==========    ==========

PER SHARE DATA:
Net income  - basic(1)                                $     0.05    $     0.14    $     0.12    $     0.32    $     0.99
            - diluted(1)                                    0.05          0.14          0.11          0.31          0.95
Weighted average shares outstanding - basic               17,578        17,472        17,569        17,461        17,492
Weighted average shares outstanding - diluted             18,487        17,884        18,532        17,751        18,137
Common book value per share at period end                   5.30          4.66          5.30          4.66          5.31
Tangible common book value per share at period end          4.59          3.93          4.59          3.93          4.59
Preferred shares outstanding at period end                    62            62            62            62            62
Common shares outstanding at period end                   17,729        17,642        17,729        17,642        17,695

PERFORMANCE RATIOS AND OTHER DATA:
Return on average assets(2)                                 0.34%         0.70%         0.37%         0.78%         1.29%
Return on average stockholders' equity(2)                   4.26         12.30          4.59         13.97         19.08
Net interest margin(2)(3)(4)                                3.42          3.67          3.39          3.61          3.50
Net interest spread(2)(4)(5)                                3.31          3.53          3.28          3.46          3.35
Noninterest income to average assets(2)                     0.89          1.33          1.07          1.46          4.62
Noninterest expense to average assets(2)                    3.54          3.47          3.62          3.36          4.26
Efficiency ratio (6)                                       90.62         74.74         91.88         75.86         96.49
Average loan to average deposit ratio                      91.22        100.16         93.55        100.82        100.69
Average interest-earning assets to average
   interest bearing liabilities                           104.70        105.22        104.89        105.05        105.82

ASSETS QUALITY RATIOS:
Allowance for loan losses to nonperforming loans           86.32%        62.84%        86.32%        62.84%        78.59%
Allowance for loan losses to loans, net of unearned
     income                                                 2.27          2.04          2.27          2.04          2.94
Nonperforming loans to loans, net of unearned
     income                                                 2.63          3.25          2.63          3.25          3.74
Nonaccrual loans to loans, net of unearned
     income                                                 2.46          2.98          2.46          2.98          3.46
Net loan charge-offs to average loans(2)                    1.12          2.40          1.16          1.23          2.21


(1)- Earnings per share for the three and six-month periods ended June 30, 2004 has been calculated on net income adjusted for the $217,000 preferred stock dividend. Earnings per share for the year ended December 31, 2003 has been calculated on net income adjusted for the $219,000 preferred stock dividend.

(2)-     Annualized for three and six month periods ended June 30, 2004 and 2003

(3)-     Net interest income divided by average earning assets.

(4)-     Calculated on a tax equivalent basis.

(5)- Yield on average interest earning assets less rate on average interest bearing liabilities.

(6)- Efficiency ratio is calculated by dividing noninterest expense, adjusted for FHLB prepayment penalties, by noninterest income, adjusted for gain on sale of branches, plus net interest income on a fully tax equivalent basis.

                      THE BANC CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                             (DOLLARS IN THOUSANDS)

                                                                                                AS OF
                                                                            ------------------------------------------
                                                                                      JUNE 30,
                                                                            ---------------------------   DECEMBER 31,
                                                                                2004           2003          2003
                                                                            ------------   ------------   ------------
                                                                             (UNAUDITED)    (UNAUDITED)
ASSETS
Cash and due from banks                                                     $     26,048   $     41,540   $     31,679
Interest bearing deposits in other banks                                          16,795         10,836         11,869
Federal funds sold                                                                18,000         25,000           --
Investment securities available for sale                                         200,357         93,619        141,601
Investment securities held to maturity                                              --            1,996           --
Mortgage loans held for sale                                                       3,610         31,187          6,408
Loans, net of unearned income                                                    889,371      1,104,855        856,941
Less: Allowance for loan losses                                                  (20,180)       (22,555)       (25,174)
                                                                            ------------   ------------   ------------
        Net loans                                                                869,191      1,082,300        831,767
                                                                            ------------   ------------   ------------
Premises and equipment, net                                                       58,375         60,750         57,979
Accrued interest receivable                                                        5,454          5,526          5,042
Stock in FHLB and Federal Reserve Bank                                            10,243         11,122          8,499
Other assets                                                                      79,963         77,225         76,782
                                                                            ------------   ------------   ------------

        TOTAL ASSETS                                                        $  1,288,036   $  1,441,101   $  1,171,626
                                                                            ============   ============   ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
   Noninterest-bearing                                                      $     89,854   $    124,607   $     86,100
   Interest-bearing                                                              874,024      1,010,535        803,835
                                                                            ------------   ------------   ------------
       TOTAL DEPOSITS                                                            963,878      1,135,142        889,935

Advances from FHLB                                                               156,090        173,550        121,090
Other borrowed funds                                                              15,155          1,183         10,829
Long-term debt                                                                     1,820          2,030          1,925
Subordinated debentures                                                           31,959         31,959         31,959
Accrued expenses and other liabilities                                            19,000          8,877         15,766
                                                                            ------------   ------------   ------------
        TOTAL LIABILITIES                                                      1,187,902      1,352,741      1,071,504

Stockholders' Equity
  Preferred stock, par value $.001 per share; authorized 5,000,000 shares;
     shares issued and outstanding 62,000                                           --             --             --
   Common stock, par value $.001 per share; authorized 25,000,000 shares;
      shares issued 18,025,932, 18,013,002 and 18,018,202, respectively;
      outstanding 17,729,062, 17,641,676 and 17,694,595, respectively                 18             18             18
   Surplus - preferred                                                             6,193          6,193          6,193
           - common stock                                                         68,437         68,310         68,363
   Retained Earnings                                                              30,925         17,089         28,851
   Accumulated other comprehensive income                                         (2,594)           356           (180)
   Treasury stock, at cost                                                          (430)          (684)          (501)
   Unearned ESOP stock                                                            (1,866)        (2,082)        (1,974)
   Unearned restricted stock                                                        (549)          (840)          (648)
                                                                            ------------   ------------   ------------
        TOTAL STOCKHOLDERS' EQUITY                                               100,134         88,360        100,122
                                                                            ------------   ------------   ------------

        TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                          $  1,288,036   $  1,441,101   $  1,171,626
                                                                            ============   ============   ============

                     THE BANC CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                          THREE MONTHS ENDED       SIX MONTHS ENDED
                                                                 JUNE 30                JUNE 30           YEAR ENDED
                                                         -----------------------  ----------------------  DECEMBER 31,
                                                             2004       2003        2004        2003         2003
                                                          ----------  ----------  ----------  ----------  ------------
INTEREST INCOME
Interest and fees on loans                                $   13,691  $   19,682  $   27,258  $   39,526  $     71,335
Interest on investment securities
  Taxable                                                      2,109         822       3,822       1,540         3,696
  Exempt from Federal income tax                                  26          67          41         159           185
Interest on federal funds sold                                    41          96          75         199           298
Interest and dividends on other investments                      231         186         396         382           699
                                                          ----------  ----------  ----------  ----------  ------------
   Total interest income                                      16,098      20,853      31,592      41,806        76,213

INTEREST EXPENSE
Interest on deposits                                           4,505       6,152       8,782      12,906        22,368
Interest on other borrowed funds                               1,456       2,220       3,122       4,406         8,597
Interest on subordinated debentures                              626         632       1,252       1,268         2,522
                                                          ----------  ----------  ----------  ----------  ------------
  Total interest expense                                       6,587       9,004      13,156      18,580        33,487
                                                          ----------  ----------  ----------  ----------  ------------

        NET INTEREST INCOME                                    9,511      11,849      18,436      23,226        42,726

Provision for loan losses                                       --           725        --         1,925        20,975
                                                          ----------  ----------  ----------  ----------  ------------

    NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES        9,511      11,124      18,436      21,301        21,751

NONINTEREST INCOME
Service charges and fees on deposits                           1,397       1,656       2,788       3,279         5,814
Mortgage banking income                                          383       1,185         787       2,060         4,034
Gain on sale of securities                                        37         637         428         663           588
Gain on sale of branch                                          --          --           739       2,246        48,264
Other income                                                     982       1,283       1,825       2,157         4,156
                                                          ----------  ----------  ----------  ----------  ------------

    TOTAL NONINTEREST INCOME                                   2,799       4,761       6,567      10,405        62,856

NONINTEREST EXPENSES
Salaries and employee benefits                                 5,871       6,371      11,457      12,689        29,461
Occupancy, furniture and equipment expense                     2,094       2,277       4,052       4,285         8,115
Prepayment penalty on FHLB advances                             --          --          --          --           2,532
Other                                                          3,202       3,793       6,804       6,897        17,822
                                                          ----------  ----------  ----------  ----------  ------------

    TOTAL NONINTEREST EXPENSES                                11,167      12,441      22,313      23,871        57,930
                                                          ----------  ----------  ----------  ----------  ------------

        Income before income taxes                             1,143       3,444       2,690       7,835        26,677

INCOME TAX EXPENSE                                                79         940         398       2,317         9,178
                                                          ----------  ----------  ----------  ----------  ------------
        NET INCOME                                        $    1,064  $    2,504  $    2,292  $    5,518  $     17,499
                                                          ==========  ==========  ==========  ==========  ============

BASIC NET INCOME PER SHARE                                $     0.05  $     0.14  $     0.12  $     0.32  $       0.99
                                                          ==========  ==========  ==========  ==========  ============

DILUTED NET INCOME PER SHARE                              $     0.05  $     0.14  $     0.11  $     0.31  $       0.95
                                                          ==========  ==========  ==========  ==========  ============

AVERAGE COMMON SHARES OUTSTANDING                             17,578      17,472      17,569      17,461        17,492
AVERAGE COMMON SHARES OUTSTANDING, ASSUMING DILUTION          18,487      17,884      18,532      17,751        18,137